EXHIBIT 23.1



ANTON & cHIA                            CERTIFIED PUBLIC ACCOUNTANTS



    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors

Driftwood Acquisition Corporation


We hereby consent to the inclusion in the foregoing Registration
Statement on Form 10-12g of our report dated May 31, 2011, relating to the financial statements of Driftwood Acquisition
Corporation as of May 10, 2011 and for the period from April 20, 2011 (Inception), through May 10, 2011.






/s/ Anton & Chia, LLP

Newport Beach, California

August 29, 2011